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                                                                    EXHIBIT 10.1


                              CONSULTING AGREEMENT


                  This Agreement, dated as of August 24, 2001, by and between ORBITAL SCIENCES CORPORATION ("Orbital"), a Delaware corporation, with its principal place of business located at 21700 Atlantic Boulevard, Dulles, Virginia, 20166 and Michael Griffin (the "Consultant"), an individual, Social Security number ###-##-#### whose address is 12325 Myterra Way, Oak Hill, VA 20171.

                  W I T N E S S E T H:

                  WHEREAS, the Consultant has expertise in particular areas relevant to Orbital's business;

                  WHEREAS, the Consultant desires to provide services to Orbital that draw upon such expertise; and

                  WHEREAS, Orbital desires to employ the Consultant to render advice and other services to Orbital that draw upon the Consultant's expertise;

                  NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


ARTICLE I - SCOPE

         (1) The Consultant shall furnish professional consulting services and advice to Orbital at such times as are mutually agreeable to the parties. Such services shall be performed with the authorization of and under the direction of an authorized representative of Orbital. All such services shall be furnished at the offices of Orbital or at such other places as may be directed. The services that shall be performed by the Consultant are set forth in Exhibit A hereto, as it may be modified from time to time.

         (2) The Consultant verifies that he is an independent contractor and will be required to invoice Orbital on appropriate business letterhead. As an independent contractor, the Consultant is not an employee of Orbital. Therefore, the Consultant is not subject to the provisions of Orbital's employee relations policy and is not entitled to the benefits thereunder.

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ARTICLE II - TERM

                  This Agreement shall commence on the date set forth above and shall continue for a period of twelve (12) months unless terminated by one of the parties in accordance with Article VI.

ARTICLE III - CONSIDERATION

         (1) Subject to the terms and conditions of this Agreement, Orbital, as compensation for services rendered under this Agreement by the Consultant for Orbital, shall pay the Consultant at a rate of One Hundred Thirty Four Dollars and Sixty Two Cents ($134.62) per hour. Consultant shall provide without charge responses to such reasonable, brief inquiries relating to his former areas of responsibility as would ordinarily be made in connection with an orderly transition following the departure of a member of senior management.

         (2) The Consultant shall have no authority to purchase goods or services for or on behalf of Orbital under the terms of this agreement.


ARTICLE IV - INVOICING

                  The Consultant shall present an invoice for professional services detailing the time spent and the services rendered, referencing charge number 4600-809 and Consulting Agreement number CA0112 on the invoice. Payment terms shall be net thirty (30) days from the date of receipt of an invoice submitted by the Consultant; however, no interest shall be charged on invoices not paid within such thirty (30) day period.

                  All invoices shall include the Consultant's taxpayer identification number and shall be directed to:

                           Orbital Sciences Corporation
                           Attention: Accounts Payable
                           21700 Atlantic Boulevard
                           Dulles, VA 20166





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ARTICLE V - DRAWINGS, RECORDS AND OTHER DATA

                  All drawings, designs, specifications, data and other memoranda or records of value prepared by, or otherwise under the control of, the Consultant, in connection with work performed hereunder, shall be and remain the property of Orbital.


ARTICLE VI - TERMINATION

                  Orbital or the Consultant may, at any time, by giving the other party ten (10) days' notice in writing, terminate this Agreement. This Agreement may also be terminated immediately upon any breach of its terms by either party. In the event of termination, Orbital shall be subject to no liability, except to pay the Consultant for services up to and including the date of termination. The provisions contained in Articles V, VII, VIII, IX and X shall survive termination of the Agreement.


ARTICLE VII - PATENTS AND COPYRIGHTS; PROPRIETARY RIGHTS

                  The Consultant hereby irrevocably assigns to Orbital all right, title and interest in and to all inventions and discoveries, whether or not patentable and whether or not reduced to practice, and all other work product of any nature, whether or not copyrightable, made, conceived or authored by the Consultant in the course of performing the Services or any other work under this Agreement and all tangible embodiments of the foregoing ("Work Product") and all patents, copyrights, trademarks, trade secrets and all other intellectual property rights therein and any extensions and renewals thereof. The Consultant shall promptly furnish Orbital with complete information with respect to all Work Product whenever made, conceived or authored by the Consultant. All copyrightable Work Product created by the Consultant in the course of performing the Services or any other work under this Agreement shall be deemed to be a "work made for hire" in accordance with 17 U.S.C. Section 101 belonging exclusively to Orbital. Orbital shall have the exclusive right to obtain and hold solely in its own name all patents, copyright, registrations, trademark registrations, trade secrets and other such protection for the Work Product as may be appropriate to the subject matter, and any extensions or renewals thereof. The Consultant shall provide Orbital, and any person designated by Orbital, all reasonably necessary cooperation in connection with Orbital's perfection of its patent, trademark, copyright, trade secret and other rights in the Work Product and Orbital's ownership thereof, including without limitation signing all documents reasonably requested by Orbital both before and after the termination of this Agreement.


ARTICLE VIII - COMPLIANCE

                  The Consultant shall comply with all Byrd Amendment reporting and charging requirements and shall, in connection with each invoice, separately report and charge all activities subject to such Byrd Amendment requirements. The Consultant shall also comply with




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the Procurement Integrity requirements contained in the Federal Procurement
Policy Act, 41 U.S.C. Section 423.


ARTICLE IX - PROTECTION OF PROPRIETARY INFORMATION

                  The Consultant shall not disclose any Proprietary Information to any third party except with the express written consent of Orbital. The Consultant shall sign a full Non-Disclosure Agreement (See Exhibit B) prior to commencement of work.


ARTICLE X - GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.


ARTICLE XI - ASSIGNMENT

                  This Agreement and the rights and obligations of the parties hereunder shall not be assigned by either party without the prior written consent of the other.


ARTICLE XII - SEVERABILITY

                  If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable law.


ARTICLE XIII - CITIZENSHIP OF CONSULTANT

                  The Consultant, by signature to this Agreement, affirms and certifies to Orbital that (mark one):

         (X) The Consultant is a citizen of the United States of America.
         ( ) The Consultant is not a citizen of the United States of
             America. Set forth below is the Consultant's country of citizenship and his/her immigration number (if applicable).
             ---------------------------------------------------------

                  All individuals reporting for work at Orbital facilities will be required to provide either proof of U.S. citizenship or a copy of this contract with the individual listed as a non-U.S. citizen.




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ARTICLE XIV - DESIGNATION OF ORBITAL AUTHORIZED REPRESENTATIVES

                  The representative of Orbital authorized to direct the Consultant (as referred to in Article I) is: David W. Thompson.


ARTICLE XV - INSURANCE

Workers Compensation Insurance Waiver Agreement for sole proprietors (without employees): This waiver agreement is executed by the Consultant for the duration of this Agreement if space is checked below.

          (X) Consultant acknowledges that he/she is an independent contractor and not an employee of Orbital Sciences Corporation. Consultant further acknowledges that Workers Compensation insurance is either not available or is elective as respects sole proprietors in Consultant's state of domicile. Consultant has elected not to carry Workers Compensation insurance on himself or herself and, therefore, self-insures this exposure.


                  IN WITNESS WHEREOF, each of the parties of this Agreement has caused this Agreement to be signed in its name and on its behalf by its representative thereunto duly authorized as of the day and year first above written.


ORBITAL SCIENCES CORPORATION                MICHAEL GRIFFIN



By                                          By:
   -----------------------------               ------------------------------
         Emily S. Bender                            Michael Griffin
         Senior Director, Human Resources

Date                                        Date:
    -----------------------------                ----------------------------










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                                    EXHIBIT A

                   Services to be Performed by the Consultant


           General consulting services at the rate of 134.62 per hour.




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